EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-277324) pertaining to the Elevance Health Puerto Rico Retirement Plan of our report dated June 24, 2025, with respect to the financial statements and schedules of the Elevance Health Puerto Rico Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Indianapolis, Indiana
June 24, 2025